Financial Results and Supplemental Information THIRD QUARTER 2026 November 2, 2026 Exhibit 99.2

Q3 2026 2 Table of Contents Highlights and Guidance 4 Financial Statements, Debt and Leverage 9 Investments 15 Portfolio Information 20 Portfolio Information by Segment 24 Appendix 32 Warning Concerning Forward-Looking Statements 44 All amounts in this presentation are unaudited. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document. Trading Symbols: Common Shares: DHC Senior Unsecured Notes due 2042: DHCNI Senior Unsecured Notes due 2046: DHCNL Issuer Credit Rating: Moody's: B3 Standard & Poor's: B- Investor Relations Contact: Bryan Maher, Senior Vice President (617) 796-8234 ir@dhcreit.com Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634

RETURN TO TABLE OF CONTENTS Q3 2026 3 “Our third quarter results reflect the continued momentum DHC is experiencing from the strategic initiatives we have implemented over the past two years. This has translated into stronger operating and financial performance, as our same property cash basis NOI increased 25.6% year over year to $77.9 million and Adjusted EBITDAre increased 28.4% to $73.4 million. Normalized FFO increased to $0.13 per share, from $0.02 last year, keeping us on track to achieve our updated full year 2026 guidance. Within our SHOP segment, same property occupancy increased 200 basis points year over year to 84.4%, while average monthly rates grew 5.2%, driving a 50.4% increase in same property NOI and a 470 basis point expansion in NOI margins to 15.8%. These results demonstrate the continued success of our operator transition strategy and strong execution by our operating partners. We also completed the transition of seven skilled nursing facilities to a new 15-year triple net lease with operating subsidiaries of The Ensign Group, Inc., which we expect to generate first year annual rent of $8.0 million while significantly reducing our future capital expenditure requirements. Across our Medical Office and Life Science portfolio, we leased approximately 130,000 square feet at rents that were 25.2% higher than prior levels with a weighted average lease term of 9.7 years. We believe that these results reflect healthy tenant demand and the continued strength of the portfolio. Supported by these positive operating trends, as we look to 2027, we remain focused on building upon this momentum, further improving performance across our portfolio and driving sustainable earnings growth to create long-term value for our shareholders.” Christopher Bilotto, President and Chief Executive Officer Diversified Healthcare Trust Announces Third Quarter 2026 Financial Results Newton, MA (November 2, 2026): Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended September 30, 2026. Distribution On October 8, 2026, DHC declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on October 19, 2026. This distribution will be paid on or about November 12, 2026. Conference Call A conference call to discuss DHC's third quarter 2026 financial results will be held on Tuesday, November 3, 2026 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-4297 or (412) 317-5435 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (855) 669-9658; the replay pass code is 7801329. A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, at www.dhcreit.com. The archived webcast will be available for replay on DHC's website after the call. The transcription, recording and retransmission in any way of DHC's third quarter conference call are strictly prohibited without the prior written consent of DHC. About Diversified Healthcare Trust DHC is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC’s portfolio is anchored by a strategically curated mix of senior housing, medical office and life science assets that combine high quality care, modern technology and amenity rich environments to meet rising demand across the healthcare continuum. As of September 30, 2026, DHC’s approximately $6.3 billion portfolio included 285 properties in 33 states and Washington, D.C., with 23,773 senior living units, approximately 5.6 million square feet of medical office and life science properties and occupied by approximately 250 tenants. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $37 billion in assets under management as of September 30, 2026 and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. DHC is headquartered in Newton, MA. For more information, visit www.dhcreit.com.

RETURN TO TABLE OF CONTENTS Q3 2026 4 Highlights and Guidance

Third Quarter 2026 Highlights

DIVERSIFIED HEALTHCARE TRUST

As of and For the Three Months Ended September 30, 2026, Unless Otherwise Noted
(dollars in thousands, unless otherwise noted)

Change in Non-GAAP Measures

- Beginning this quarter, based on recent SEC input, Adjusted EBITDAre, Normalized FFO and CAD include incentive management fees as recognized under GAAP. Prior periods have been recast to conform to this presentation. Third quarter 2026 results include $5,374, or $0.02 per share, of incentive management fees. Guidance has been updated on the same basis.

Portfolio Update

	As of and For the Three Months Ended				
	September 30, 2026	June 30, 2026	% / Basis Points Change	September 30, 2025	% / Basis Points Change
Same Property Cash Basis NOI					
SHOP [1]	$ 48,010	$ 51,975	(7.6)%	$ 31,931	50.4%
Medical Office and Life Science Portfolio	22,868	23,399	(2.3)%	23,237	(1.6)%
All Other	7,000	6,933	1.0%	6,828	2.5%
Consolidated	$ 77,878	$ 82,307	(5.4)%	$ 61,996	25.6%
Same Property Occupancy					
SHOP	84.4%	83.1%	130	82.4%	200
Medical Office and Life Science Portfolio	94.5%	95.7%	(120)	94.5%	–

- SHOP same property NOI margin increased 470 basis points to 15.8% compared to the third quarter of 2025.
- Leased approximately 130,000 square feet in the Medical Office and Life Science Portfolio at weighted average rents that were 25.2% higher than prior rents with a weighted average lease term (by annualized rental income) of 9.7 years.
- Medical Office and Life Science Portfolio same property occupancy declined 120 basis points sequentially, primarily due to a previously disclosed tenant vacating a property. DHC is currently evaluating strategic options for this property.

Operating Update

- On October 1, 2026, DHC transitioned seven SNFs from management agreements to a 15-year triple net lease. The initial annual rent under the lease is $8,000, substantially greater than the prior year's NOI, and the net lease structure is expected to significantly reduce DHC's future capital expenditure requirements. These seven communities generated $5,098 of NOI with capital expenditures of $1,572 during the twelve months ended September 30, 2026.

Investing Activities Update

- As of November 2, 2026, DHC was under agreement to sell a vacant medical office property for a sales price of $10,500, excluding closing costs. This property generated negative NOI of $369 during the nine months ended September 30, 2026.

(1) SHOP same property NOI decreased sequentially primarily due to $2,244 of one-time expense benefits recognized in the second quarter of 2026, $1,500 of which was previously disclosed, and seasonally higher utility costs in the third quarter of 2026.

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RETURN TO TABLE OF CONTENTS Q3 2026 6 Third Quarter 2026 Highlights Financial Highlights $(50.2)M / $(0.21) Net Loss / Net Loss per Share $30.7M / $0.13 Normalized FFO / Normalized FFO per Share 659.7% YoY Growth $73.4M Adjusted EBITDAre 28.4% YoY Growth $80.8M Consolidated NOI 27.5% YoY Growth Same Property Operating Results 25.6% YoY Same Property Cash Basis NOI Growth 50.4% YoY Same Property SHOP NOI Growth 200 Basis Points YoY SHOP Same Property Occupancy Growth 5.2% YoY SHOP Same Property Average Monthly Rate Growth Liquidity and Leverage $260.7M Total Liquidity 8.2x Net Debt to Annualized Adjusted EBITDAre 2.5x YoY Reduction 2.0x Adjusted EBITDAre to Interest Expense 0.8x YoY Improvement $4.0B Gross Book Value of Unencumbered Properties Representing 64.5% of Portfolio • $150.0M Available on Undrawn Secured Revolving Credit Facility • $110.7M of Total Cash and Cash Equivalents

Key Financial Data

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Selected Income Statement Data and Non-GAAP Financial Measures:					
Total revenues	$ 367,670	$ 365,387	$ 366,471	$ 379,571	$ 388,706
Net loss	$ (50,229)	$ (37,419)	$ (43,275)	$ (21,221)	$ (164,040)
NOI	$ 80,763	$ 84,443	$ 75,915	$ 72,524	$ 63,319
Adjusted EBITDAre	$ 73,420	$ 72,089	$ 67,376	$ 66,725	$ 57,190
FFO	$ 27,429	$ 25,817	$ 22,777	$ 4,912	$ (5,886)
Normalized FFO	$ 30,729	$ 28,903	$ 26,470	$ 16,149	$ 4,045
CAD	$ 6,817	$ 8,523	$ 35,590	$ (8,844)	$ 11,542
Rolling four quarter CAD	$ 42,086	$ 46,811	$ 39,307	$ 27,295	$ 26,198
Per Common Share Data (Basic and Diluted):					
Net loss	$ (0.21)	$ (0.16)	$ (0.18)	$ (0.09)	$ (0.68)
FFO	$ 0.11	$ 0.11	$ 0.09	$ 0.02	$ (0.02)
Normalized FFO	$ 0.13	$ 0.12	$ 0.11	$ 0.07	$ 0.02
CAD	$ 0.03	$ 0.04	$ 0.15	$ (0.04)	$ 0.05
Rolling four quarter CAD	$ 0.18	$ 0.20	$ 0.16	$ 0.11	$ 0.11
Dividends:					
Annualized dividend paid per common share	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	0.5%	0.4%	0.6%	0.8%	0.9%
Normalized FFO payout ratio	7.7%	8.3%	9.1%	14.3%	50.0%
CAD payout ratio	33.3%	25.0%	6.7%	(25.0%)	20.0%
Rolling four quarter CAD payout ratio	22.2%	20.0%	25.0%	36.4%	36.4%

	As of 9/30/2026
Capitalization:	
Total common shares	242,563,534
Closing price	$ 7.85
Equity market capitalization	$ 1,904,124
Debt	2,441,401
Total market capitalization	$ 4,345,525
Net Debt:	
Principal balance	$ 2,441,401
Cash and cash equivalents	(110,659)
Net debt	$ 2,330,742



Barrington Terrace at Boynton Beach
Boynton Beach, FL

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Q3 2026 7

DHC Updates Full Year 2026 Guidance (1)

DIVERSIFIED HEALTHCARE TRUST

(dollars and shares in thousands, except per share data)

$0.46 - $0.52	$110,700 - $125,700	$275,700 - $290,700	$312,000 - $328,000	$90,000 - $105,000
Normalized FFO per Common Share (2) (3)	Normalized FFO (2) (3)	Adjusted EBITDAre (2) (3)	Same Property NOI	Recurring Capital Expenditures

	Previous Guidance	Estimated Incentive Management Fee (3)	Change Mid-point	Updated Guidance (3)
Same Property NOI by Segment				
SHOP	$185,000 - $195,000		$5,000	$190,000 - $200,000
Medical Office and Life Science Portfolio	$94,000 - $98,000		$–	$94,000 - $98,000
All Other	$28,000 - $30,000		$–	$28,000 - $30,000
Adjusted EBITDAre and Normalized FFO				
Adjusted EBITDAre (2)	$300,000 - $315,000	$29,300	($24,300)	$275,700 - $290,700
Normalized FFO (2)	$135,000 - $150,000	$29,300	($24,300)	$110,700 - $125,700
Normalized FFO per Share (2)	$0.56 - $0.62	$0.12	($0.10)	$0.46 - $0.52
Recurring Capital Expenditures by Segment				
SHOP	$80,000 - $90,000		($10,000)	$70,000 - $80,000
Medical Office and Life Science Portfolio	$20,000 - $25,000		$–	$20,000 - $25,000
All Other	$–		$–	$–

Same Property SHOP NOI Drivers (Approximate):

	Previous	Updated
Occupancy	+200 bps	+200 bps
Revenue	+6.6%	+6.3%
Average monthly rate	+5.5%	+5.6%
Operating expenses	+2.5%	+2.3%
ExPOR	+1.5%	+1.7%

Other Assumptions (Approximate):

Mid-point	
General and administrative expense	$61,800
Incentive management fee (included in G&A) (3)	$29,300
Unconsolidated JVs EBITDAre	$18,300
Interest expense	$149,000
Weighted average shares	242,000

(1) DHC does not reconcile the non-GAAP measures in its annual guidance or long term outlook because significant information, most notably impairment of assets, gain (loss) on sale of real estate, loss on modification or early extinguishment of debt and equity in net earnings of investees, is not available without unreasonable efforts, or at all. These items are not indicative of DHC's ongoing operations, are uncertain and could materially impact DHC's GAAP results for the guidance period.

(2) Beginning with the third quarter of 2026, Adjusted EBITDAre and Normalized FFO include estimated incentive management fees recognized under GAAP, if any. DHC's previously issued guidance excluded this fee.

(3) Reflects the impact of the estimated full year 2026 incentive management fee of $29,300, or $0.12 per share, as of September 30, 2026.

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Q3 2026 8

RETURN TO TABLE OF CONTENTS Q3 2026 9 Financial Statements, Debt and Leverage

RETURN TO TABLE OF CONTENTS Q3 2026 10 September 30, 2026 December 31, 2025 ASSETS Real estate properties $ 5,959,833 $ 5,948,806 Accumulated depreciation (2,242,018) (2,089,906) Total real estate properties, net 3,717,815 3,858,900 Investments in unconsolidated joint ventures 122,978 120,126 Assets of properties held for sale 31,563 23,085 Cash and cash equivalents 110,659 105,407 Restricted cash 20,287 16,392 Equity method investment — 27,200 Acquired real estate leases and other intangible assets, net 17,559 20,663 Other assets, net 168,545 189,477 Total assets $ 4,189,406 $ 4,361,250 LIABILITIES AND SHAREHOLDERS' EQUITY Secured revolving credit facility $ — $ — Senior secured notes, net 366,517 365,005 Senior unsecured notes, net 1,582,826 1,580,726 Secured debt and finance leases, net 454,709 455,093 Liabilities of properties held for sale 327 3,426 Accrued interest 24,624 30,683 Other liabilities 230,521 260,749 Total liabilities 2,659,524 2,695,682 Commitments and contingencies Total shareholders' equity 1,529,882 1,665,568 Total liabilities and shareholders' equity $ 4,189,406 $ 4,361,250 Condensed Consolidated Balance Sheets (dollars in thousands) Overture at Plano Plano, TX

Condensed Consolidated Statements of Income (Loss)

DIVERSIFIED HEALTHCARE TRUST

(amounts in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	
	2026	2025	2026	2025
Revenues:				
Rental income	$ 47,748	$ 55,316	$ 144,460	$ 169,041
Residents fees and services	319,922	333,390	955,068	989,241
Total revenues	367,670	388,706	1,099,528	1,158,282
Expenses:				
Property operating expenses	286,907	325,387	858,407	952,293
Depreciation and amortization	62,862	65,324	188,318	199,915
General and administrative (1)	14,643	12,789	48,014	32,966
Acquisition and certain other transaction related costs	3,300	1,158	10,079	1,257
Impairment of assets	14,543	93,243	14,543	162,708
Total expenses	382,255	497,901	1,119,361	1,349,139
(Loss) gain on sale of real estate	(893)	1,260	(2,729)	103,971
Gain on insurance recoveries	–	–	–	7,522
Interest income and other expenses	431	(774)	922	4,307
Interest expense	(37,164)	(48,886)	(111,292)	(157,643)
Loss on modification or early extinguishment of debt	–	(11,191)	–	(40,388)
Loss before income taxes and equity in net earnings of investees	(52,211)	(168,786)	(132,932)	(273,088)
Income tax expense	(724)	(337)	(2,643)	(1,229)
Equity in net earnings of investees	2,706	5,083	4,652	9,652
Net loss	$ (50,229)	$ (164,040)	$ (130,923)	$ (264,665)
Weighted average common shares outstanding (basic and diluted)	240,980	240,385	240,809	240,160
Net loss per common share (basic and diluted)	$ (0.21)	$ (0.68)	$ (0.54)	$ (1.10)



The Pointe at Deerfield
Deerfield Beach, FL

(1) DHC recognized incentive management fees of $5,374 and $5,676 during the three months ended September 30, 2026 and 2025, respectively, and $21,995 and $12,231 during the nine months ended September 30, 2026 and 2025, respectively.

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Q3 2026 11

Debt Summary

DIVERSIFIED HEALTHCARE TRUST

As of September 30, 2026
(dollars in thousands)

	Secured By	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Secured Floating Rate Debt:						
$150,000 revolving credit facility (1)	14 properties	6.500%	$ –	6/11/2029	$ –	2.7
Mortgage (2)	14 properties	6.413%	140,000	3/31/2028	138,578	1.5
Weighted average / subtotal		**6.413%**	**140,000**		**138,578**	**1.5**
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2028	N/A	4.750%	500,000	2/15/2028	500,000	1.4
Senior unsecured notes due 2031	N/A	4.375%	500,000	3/1/2031	500,000	4.4
Senior unsecured notes due 2042	N/A	5.625%	350,000	8/1/2042	350,000	15.8
Senior unsecured notes due 2046	N/A	6.250%	250,000	2/1/2046	250,000	19.4
Weighted average / subtotal		**5.059%**	**1,600,000**		**1,600,000**	**8.3**
Secured Fixed Rate Debt:						
Senior secured notes due 2030 (3)	36 properties	7.250%	375,000	10/15/2030	375,000	4.0
Mortgage	Four properties	6.572%	62,709	6/7/2030	58,211	3.7
Mortgage	Eight properties	6.864%	120,000	6/11/2034	120,000	7.7
Mortgages (4)	Seven properties	6.220%	108,873	5/1/2035	101,724	8.6
Mortgages (5)	Two properties	6.360%	30,284	6/1/2035	27,361	8.7
Mortgage	One property	6.444%	4,535	7/6/2043	37	16.8
Weighted average / subtotal		**6.962%**	**701,401**		**682,333**	**5.6**
Weighted average / total		**5.688%**	**$ 2,441,401**		**$ 2,420,911**	**7.1**

(1) DHC is required to pay interest on borrowings under this facility at a rate of daily SOFR plus a premium, which was 2.50% per annum. DHC also pays an unused commitment fee of 25 to 35 basis points per annum based on amounts outstanding under this facility. DHC has two six-month extension options for the maturity date of this facility, subject to satisfaction of certain conditions and payment of an extension fee.

(2) This mortgage loan requires that interest be paid at an annual rate of Term SOFR plus a premium of 2.50%, with interest-only payments through April 2027, and DHC has two six-month extension options for the interest-only period, subject to satisfaction of certain conditions. In connection with this mortgage loan, DHC has purchased an interest rate cap for $147 through March 2027 with a Term SOFR strike rate equal to 4.50%. DHC has two one-year extension options for the maturity date of this mortgage, subject to satisfaction of certain conditions and payment of an extension fee.

(3) These notes are secured by first-priority liens on the equity interests of subsidiaries owning 36 properties.

(4) These mortgage loans require interest-only payments through May 2030.

(5) These mortgage loans require interest-only payments through June 2028.

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Q3 2026 12

RETURN TO TABLE OF CONTENTS Q3 2026 13 Pr in ci p al $139,063 $500,000 $500,000 $600,000 $314 $2,232 $1,542 $1,837 $435,102 $1,940 $2,065 $2,199 $122,341 $132,766 Secured Floating Rate Debt Unsecured Fixed Rate Debt Secured Fixed Rate Debt 2026 2027 2028 2029 2030 2031 2032 2033 2034 Thereafter $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 Debt Maturity Schedule (dollars in thousands) As of September 30, 2026 (1) Represents amount outstanding under DHC's $140,000 mortgage loan. DHC has two one-year extension options for the maturity date of this mortgage loan, subject to satisfaction of certain conditions and payment of an extension fee. (2) DHC had no outstanding borrowings under its $150,000 secured revolving credit facility. This facility matures in 2029, with two six-month extension options, subject to satisfaction of certain conditions and payment of an extension fee. (1) (2)

Leverage Ratios, Coverage Ratios and Bond Covenants

DIVERSIFIED HEALTHCARE TRUST

	As of and For the Three Months Ended				
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Leverage Ratios:					
Net debt / total gross assets	36.2%	36.1%	36.2%	36.3%	38.1%
Net debt / gross book value of real estate assets	37.1%	37.1%	37.3%	37.3%	38.7%
Secured debt / total assets	20.1%	19.9%	19.8%	19.4%	25.2%
Variable rate debt / net debt	6.0%	6.0%	6.0%	6.0%	5.4%
Coverage Ratios:					
Net debt / annualized Adjusted EBITDAre [(1)(2)]	8.2x	7.9x	8.6x	8.7x	10.7x
Adjusted EBITDAre / interest expense [(1)(3)]	2.0x	1.9x	1.8x	1.4x	1.2x

	As of and For the Trailing Twelve Months Ended				
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Bond Covenants:					
Maintenance Covenant					
Total unencumbered assets / unsecured debt - required minimum 150.0%	257.2%	257.8%	254.2%	256.1%	212.5%
Incurrence Covenants					
Total debt / adjusted total assets - allowable maximum 60.0%	37.5%	37.5%	37.7%	37.5%	40.7%
Secured debt / adjusted total assets - allowable maximum 40.0%	12.9%	12.9%	13.0%	13.0%	17.3%
Consolidated income available for debt service / debt service - required minimum 1.50x	1.84x	1.76x	1.76x	1.80x	1.78x

(1) Prior period coverage ratios have been recast to reflect incentive management fees, if any, accrued during the periods presented.

(2) The impact of estimated incentive management fees accrued on annualized Adjusted EBITDAre was $29,300, or 0.8x, for the three months ended September 30, 2026, $33,240, or 0.8x, for the three months ended June 30, 2026, $26,511, or 0.8x, for the three months ended March 31, 2026, $17,905, or 0.6x, for the three months ended December 31, 2025 and $16,309, or 0.7x, for the three months ended September 30, 2025.

(3) The impact of estimated incentive management fees accrued on Adjusted EBITDAre was $5,374, or 0.1x, for the three months ended September 30, 2026, $9,993, or 0.3x, for the three months ended June 30, 2026, $6,628, or 0.2x, for the three months ended March 31, 2026, $5,674, or 0.1x, for the three months ended December 31, 2025 and $5,676, or 0.1x, for the three months ended September 30, 2025.

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Q3 2026 14

RETURN TO TABLE OF CONTENTS Q3 2026 15 Investments

Summary of Capital Expenditures

DIVERSIFIED HEALTHCARE TRUST

(dollars and sq. ft. in thousands, except per sq. ft. and unit data)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Recurring Capital Expenditures:							
SHOP fixed assets and capital improvements	$ 19,865	$ 16,292	$ 14,193	$ 18,236	$ 33,306	$ 50,350	$ 78,704
Medical Office and Life Science Portfolio lease related costs	3,485	5,293	3,532	14,370	4,961	12,310	12,336
Medical Office and Life Science Portfolio building improvements	2,796	1,343	1,003	2,465	2,295	5,142	5,337
Subtotal Medical Office and Life Science Portfolio	6,281	6,636	4,535	16,835	7,256	17,452	17,673
Total recurring capital expenditures	**$ 26,146**	**$ 22,928**	**$ 18,728**	**$ 35,071**	**$ 40,562**	**$ 67,802**	**$ 96,377**
SHOP avg. units managed during period	22,457	22,521	22,895	24,062	24,889	22,831	24,942
Medical Office and Life Science Portfolio avg. sq. ft. during period	5,558	5,558	5,558	6,245	7,166	5,558	7,442
SHOP fixed assets and capital improvements per avg. unit managed	$ 885	$ 723	$ 620	$ 758	$ 1,338	$ 2,205	$ 3,155
Medical Office and Life Science Portfolio building improvements per avg. sq. ft.	$ 0.50	$ 0.24	$ 0.18	$ 0.39	$ 0.32	$ 0.93	$ 0.72
Development, Redevelopment and Other Activities:							
SHOP	$ 2,748	$ 2,812	$ 2,981	$ 2,101	$ 1,865	$ 8,541	$ 12,093
Medical Office and Life Science Portfolio	–	63	121	133	175	184	175
Total development, redevelopment and other activities	**$ 2,748**	**$ 2,875**	**$ 3,102**	**$ 2,234**	**$ 2,040**	**$ 8,725**	**$ 12,268**
Capital Expenditures by Segment:							
SHOP	$ 22,613	$ 19,104	$ 17,174	$ 20,337	$ 35,171	$ 58,891	$ 90,797
Medical Office and Life Science Portfolio	6,281	6,699	4,656	16,968	7,431	17,636	17,848
Total capital expenditures	**$ 28,894**	**$ 25,803**	**$ 21,830**	**$ 37,305**	**$ 42,602**	**$ 76,527**	**$ 108,645**

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Q3 2026 16

RETURN TO TABLE OF CONTENTS Q3 2026 17 DHC does not have any significant ongoing redevelopments for this segment as of September 30, 2026. (1) Reflects units prior to redevelopment. Redevelopment Information (dollars in thousands) Medical Office and Life Science Portfolio As of September 30, 2026 Property Number of Estimated Total Costs Estimated Project Scope of Project Location Type Units (1) Project Costs Incurred Completion Date Pueblo Norte Senior Living SNF to Memory Care unit conversion and common area renovations Scottsdale, AZ IL/AL 205 $ 26,840 $ 24,885 Q1 2027 Residences of Chevy Chase Common area renovations and Independent Living to Assisted Living unit conversion Chevy Chase, MD IL/AL 310 9,600 7,922 Q4 2026 $ 36,440 $ 32,807 SHOP

RETURN TO TABLE OF CONTENTS Q3 2026 18 Property Acquisitions / Dispositions Information Since January 1, 2026 Date Acquired Location Segment Number of Properties Units Gross Purchase Price April 2026 (1) Lexington, KY SHOP — — $ 14,500 (dollars in thousands, except gross sales price per unit or square foot) Gross Sales Date Sold Location Segment Number of Properties Units Gross Sales Price Price Per Unit Occupancy (2) March 2026 (3) Various SHOP 13 669 $ 23,000 $ 34,380 79.6 % Acquisitions Dispositions (1) Reflects acquisition of two DHC land parcels previously subject to finance leases, pursuant to DHC's exercise of a purchase option. (2) Occupancy is presented for the one month ended prior to the date of sale. (3) NOI for these 13 communities was $(1,341) and $(3,006) for the nine months ended September 30, 2026 and year ended December 31, 2025, respectively. Estimated Gross Sales Price Location Segment Number of Properties Square Feet Gross Sales Price Per Square Foot Occupancy Durham, NC Medical Office and Life Science Portfolio 1 126,225 $ 10,500 $ 83.18 Vacant Under Agreement to Sell (as of November 2, 2026)

Investments in Unconsolidated Joint Ventures [1] [2]

As of and For the Three Months Ended September 30, 2026, Unless Otherwise Noted
(dollars in thousands)

Investments in Unconsolidated Joint Ventures

Joint Venture	Location	Property Type	Number of Properties	Square Feet	Occupancy	Weighted Average Lease Term (Years)	DHC Ownership	DHC Carrying Value of Investment	FFO	EBITDAre
Seaport Innovation LLC	Boston, MA	Life Science	1	1,134,479	99.9%	17.5	10%	$ 75,196	$ 11,731	$ 26,399
The LSMD Fund REIT LLC	Various	Medical Office / Life Science	10	1,068,763	98.6%	4.7	20%	47,782	4,463	10,009
Total / weighted average			11	2,203,242	99.3%	13.4		$ 122,978	$ 16,194	$ 36,408

Unconsolidated Debt [4]

Joint Venture	Type	Secured by	Interest Rate	Maturity Date	Principal Balance [3]	DHC Ownership	DHC Share of Principal Balance
Seaport Innovation LLC	Fixed Rate - interest only	One property	5.596%	9/1/2030	$ 1,000,000	10%	$ 100,000
The LSMD Fund REIT LLC	Fixed Rate - interest only	Nine properties	3.457%	2/11/2032	189,800	20%	37,960
The LSMD Fund REIT LLC	Floating Rate - interest only [5]	One property	5.713%	11/7/2028	272,100	20%	54,420
Total / weighted average			5.414%		$ 1,461,900		$ 192,380

(1) DHC's property list, including properties owned by these unconsolidated joint ventures, is available on DHC's website.
(2) Amounts shown on this page reflect 100% ownership interest of this joint venture, not DHC's proportionate share thereof unless otherwise noted.
(3) Reflects the entire balance of the debt secured by the properties. DHC provides certain limited recourse guarantees on the debt secured by the Seaport Innovation LLC property, with its liability limited to $100,000. The debt secured by The LSMD Fund REIT LLC properties is non-recourse to DHC.
(4) The LSMD Fund REIT LLC's $272,100 mortgage loan due 2028 is presented on a pro forma basis to reflect the October 2026 refinancing. In October 2026, The LSMD Fund REIT LLC used the net proceeds from its $272,100 loan to repay its $266,825 loan in full, which was scheduled to mature in February 2027.
(5) This mortgage loan requires that interest be paid at an annual rate of Term SOFR plus a premium of 1.80%. The LSMD Fund REIT LLC purchased interest rate swaps for an aggregate of $564 through October 2028 with Term SOFR fixed rates of 4.50%. The LSMD Fund REIT LLC has three one-year extension options for the maturity date of this mortgage loan, subject to satisfaction of certain conditions and payment of an extension fee.

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Q3 2026 19

RETURN TO TABLE OF CONTENTS Q3 2026 20 Portfolio Information

DIVERSIFIED HEALTHCARE TRUST

Portfolio Summary

As of and For the Three Months Ended September 30, 2026

(dollars and sq. ft. in thousands)

		Medical Office and Life Science Portfolio			All Other			
	SHOP (1)	Medical Office	Life Science	Total	Triple Net Leased Senior Living Communities (1)	Wellness Centers	Total	DHC Consolidated
Number of properties	199	54	13	67	9	10	19	285
Square feet	N/A	4,371	1,187	5,558	N/A	812	812	6,370
Units	22,445	N/A	N/A	N/A	1,328	N/A	1,328	23,773
Occupancy	83.8%	86.7%	94.7%	88.4%	100.0%	100.0%		
Gross Book Value of Real Estate Assets:								
Encumbered	$ 1,602,607	$ 200,233	$ 130,741	$ 330,974	$ 83,024	$ 208,110	$ 291,134	$ 2,224,715
Unencumbered	2,829,479	853,887	293,876	1,147,763	72,333	–	72,333	4,049,575
Total	$ 4,432,086	$ 1,054,120	$ 424,617	$ 1,478,737	$ 155,357	$ 208,110	$ 363,467	$ 6,274,290
% of Total	70.6%	16.8%	6.8%	23.6%	2.5%	3.3%	5.8%	100.0%
Unencumbered % of Total	63.8 %	81.0 %	69.2 %	77.6 %	46.6 %	– %	19.9 %	64.5 %
Selected Income Statement and Non-GAAP Measures Data:								
Revenues	$ 319,922	$ 29,132	$ 11,265	$ 40,397	$ 3,445	$ 3,906	$ 7,351	$ 367,670
% of Total revenues	87.0%	7.9%	3.1%	11.0%	0.9%	1.1%	2.0%	100.0%
NOI	$ 49,661	$ 16,400	$ 7,471	$ 23,871	$ 3,445	$ 3,786	$ 7,231	$ 80,763
% of Total NOI	61.5%	20.3%	9.3%	29.6%	4.3%	4.6%	8.9%	100.0%
Cash Basis NOI	$ 49,661	$ 15,190	$ 7,165	$ 22,355	$ 3,539	$ 3,595	$ 7,134	$ 79,150
% of Total Cash Basis NOI	62.7%	19.2%	9.1%	28.3%	4.5%	4.5%	9.0%	100.0%

(1) Triple net leased senior living communities include, beginning in October 2026, seven SNFs with 807 units that were formerly under management agreements and transitioned to a triple net lease. As of September 30, 2026, these seven communities were included within DHC's SHOP segment and had unencumbered gross book value of real estate assets of $60,336. These seven communities had revenues of $23,101 and $68,355, and NOI of $1,341 and $4,420, during the three and nine months ended September 30, 2026, respectively.

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Q3 2026 21

Consolidated Results by Segment

DIVERSIFIED HEALTHCARE TRUST

(dollars and sq. ft. in thousands, except average monthly rate)

	As of and For the Three Months Ended				
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
SHOP					
Properties	199	199	199	212	229
Units	22,445	22,469	22,573	23,217	24,906
Occupancy	83.8 %	82.5 %	81.7 %	81.6 %	81.5 %
Average monthly rate	$ 5,670	$ 5,693	$ 5,613	$ 5,497	$ 5,472
Average monthly rate % change to current period		(0.4)%	1.0 %	3.1 %	3.6 %
Revenues	$ 319,922	$ 317,921	$ 317,225	$ 323,414	$ 333,390
NOI / Cash Basis NOI	$ 49,661	$ 53,495	$ 43,626	$ 36,193	$ 29,620
NOI / Cash Basis NOI Margin %	15.5 %	16.8 %	13.8 %	11.2 %	8.9 %
NOI / Cash Basis NOI % change to current period		(7.2)%	13.8 %	37.2 %	67.7 %
Medical Office and Life Science Portfolio					
Properties	67	67	67	67	88
Square feet	5,558	5,558	5,558	5,558	6,931
Occupancy	88.4 %	92.2 %	91.8 %	91.2 %	86.6 %
Revenues	$ 40,397	$ 40,116	$ 41,895	$ 47,789	$ 48,201
NOI	$ 23,871	$ 23,709	$ 25,064	$ 28,112	$ 26,675
NOI Margin %	59.1 %	59.1 %	59.8 %	58.8 %	55.3 %
NOI % change to current period		0.7 %	(4.8)%	(15.1)%	(10.5)%
Cash Basis NOI	$ 22,355	$ 23,665	$ 24,353	$ 26,525	$ 26,251
Cash Basis NOI Margin %	57.2 %	58.8 %	58.8 %	57.2 %	54.7 %
Cash Basis NOI % change to current period		(5.5)%	(8.2)%	(15.7)%	(14.8)%
All Other					
Properties	19	19	19	19	18
Square feet	812	812	812	812	812
Units	1,328	1,328	1,328	1,328	1,180
Revenues	$ 7,351	$ 7,350	$ 7,351	$ 8,368	$ 7,115
NOI	$ 7,231	$ 7,239	$ 7,225	$ 8,219	$ 7,024
NOI Margin %	98.4 %	98.5 %	98.3 %	98.2 %	98.7 %
NOI % change to current period		(0.1)%	0.1 %	(12.0)%	2.9 %
Cash Basis NOI	$ 7,134	$ 7,072	$ 7,031	$ 8,035	$ 6,828
Cash Basis NOI Margin %	98.3 %	98.5 %	98.2 %	98.2 %	98.7 %
Cash Basis NOI % change to current period		0.9 %	1.5 %	(11.2)%	4.5 %

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Q3 2026 22

Same Property Results by Segment

(dollars and sq. ft. in thousands, except average monthly rate)

	As of and For the Three Months Ended				
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
SHOP					
Properties	184	184	184	184	184
Units	21,100	21,100	21,100	21,100	21,100
Occupancy	84.4 %	83.1 %	82.4 %	82.4 %	82.4 %
Average monthly rate	$ 5,696	$ 5,715	$ 5,656	$ 5,480	$ 5,414
Average monthly rate % change to current period		(0.3)%	0.7 %	3.9 %	5.2 %
Revenues	$ 304,267	$ 301,189	$ 296,504	$ 288,190	$ 287,516
NOI / Cash Basis NOI	$ 48,010	$ 51,975	$ 44,321	$ 38,291	$ 31,931
NOI / Cash Basis NOI Margin %	15.8 %	17.3 %	14.9 %	13.3 %	11.1 %
NOI / Cash Basis NOI % change to current period		(7.6)%	8.3 %	25.4 %	50.4 %
Medical Office and Life Science Portfolio					
Properties	64	64	64	64	64
Square feet	5,200	5,200	5,200	5,200	5,200
Occupancy	94.5 %	95.7 %	95.2 %	94.6 %	94.5 %
Revenues	$ 40,476	$ 39,199	$ 40,957	$ 39,537	$ 39,856
NOI	$ 24,359	$ 23,480	$ 24,791	$ 23,637	$ 23,523
NOI Margin %	60.2 %	59.9 %	60.5 %	59.8 %	59.0 %
NOI % change to current period		3.7 %	(1.7)%	3.1 %	3.6 %
Cash Basis NOI	$ 22,868	$ 23,399	$ 24,043	$ 23,506	$ 23,237
Cash Basis NOI Margin %	58.4 %	59.6 %	59.5 %	59.4 %	58.5 %
Cash Basis NOI % change to current period		(2.3)%	(4.9)%	(2.7)%	(1.6)%
All Other					
Properties	18	18	18	18	18
Square feet	812	812	812	812	812
Units	1,180	1,180	1,180	1,180	1,180
Revenues	$ 7,166	$ 7,165	$ 7,165	$ 8,306	$ 7,115
NOI	$ 7,046	$ 7,054	$ 7,039	$ 8,157	$ 7,024
NOI Margin %	98.3 %	98.5 %	98.2 %	98.2 %	98.7 %
NOI % change to current period		(0.1)%	0.1 %	(13.6)%	0.3 %
Cash Basis NOI	$ 7,000	$ 6,933	$ 6,892	$ 7,991	$ 6,828
Cash Basis NOI Margin %	98.3 %	98.4 %	98.2 %	98.2 %	98.7 %
Cash Basis NOI % change to current period		1.0 %	1.6 %	(12.4)%	2.5 %

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Q3 2026 23

RETURN TO TABLE OF CONTENTS Q3 2026 24 Portfolio Information by Segment

RETURN TO TABLE OF CONTENTS Q3 2026 25 82.4% 82.4% 82.4% 83.1% 84.4% $5,414 $5,480 $5,656 $5,715 $5,696 Occupancy Average Monthly Rate Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 $5,000 $5,250 $5,500 $5,750 $6,000 75.0% 77.5% 80.0% 82.5% 85.0% Occupancy and Average Monthly Rate Units by Geographic Concentration Same Property SHOP Summary (dollars in thousands, except average monthly rate) Discovery Senior Living: 28.5% Sinceri Senior Living: 20.2% Stellar Senior Living: 9.1% WellQuest Living: 8.4% Tutera Senior Living: 7.1% Charter Senior Living: 6.7% Phoenix Senior Living: 6.6% Remaining: 13.4% NOI by Manager NOI and NOI Margin $31,931 $38,291 $44,321 $51,975 $48,010 11.1% 13.3% 14.9% 17.3% 15.8% NOI NOI Margin Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 $— $15,000 $30,000 $45,000 $60,000 10.0% 12.5% 15.0% 17.5% 20.0% FL: 18.4% TX: 8.5% NC: 6.0% MD: 5.6% GA: 5.1% CO: 4.9% VA: 4.8% Remaining: 46.7% As of and For the Three Months Ended September 30, 2026, Unless Otherwise Noted

SHOP Summary by Manager

DIVERSIFIED HEALTHCARE TRUST

As of and For the Three Months Ended September 30, 2026
(dollars in thousands)

	Top 10 Managers	Location	Number of Properties	Number of Units						
				Independent Living and Active Adult	Assisted Living	Memory Care	Skilled Nursing	Total	NOI	% of Total NOI
1	Discovery Senior Living	Various (7 States)	44	2,117	2,368	621	–	5,106	$ 13,663	27.5%
2	Sinceri Senior Living	Various (11 States)	38	4,352	2,525	371	–	7,248	9,758	19.6%
3	Stellar Senior Living (1)	AZ/CO/NM/TX	14	732	380	131	744	1,987	4,739	9.5%
4	WellQuest Living	CA/NV	5	494	276	21	–	791	4,044	8.1%
5	Charter Senior Living	FL/IL/MD/TN/VA/WI	30	–	1,337	421	–	1,758	3,578	7.2%
6	Tutera Senior Living	IL/IN/KS/TN	18	1,526	286	129	–	1,941	3,476	7.0%
7	Phoenix Senior Living	AL/AR/KY/MO/NC/SC	26	339	1,045	252	164	1,800	3,159	6.4%
8	Northstar Senior Living	AZ/CA	7	–	119	279	–	398	1,348	2.7%
9	Oaks Senior Living (2)	GA	3	–	159	105	–	264	1,296	2.6%
10	Ciel Senior Living	NY	1	195	75	36	–	306	1,108	2.2%
	Remaining (2)	Various	13	209	541	96	–	846	3,492	7.2%
	Total		199	9,964	9,111	2,462	908	22,445	$ 49,661	100.0%
	% of Total			44.4%	40.6%	11.0%	4.0%	100.0%		

(1) On October 1, 2026, DHC transitioned seven SNFs with 807 units from management agreements with Stellar Senior Living LLC and entered into a 15-year triple net lease with operating subsidiaries of The Ensign Group, Inc. NOI for these seven communities for the three months ended September 30, 2026 was $1,341.

(2) In September 2026, DHC provided notice to terminate its management agreements with Oaks Senior Living, LLC and Oaks-CaraVita Senior Care, LLC and expects to transition management of six communities with 486 units to a new manager as early as in the fourth quarter of 2026. NOI for these six communities for the three months ended September 30, 2026 was $1,721.

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Q3 2026 26

RETURN TO TABLE OF CONTENTS Q3 2026 27 Same Property SHOP Results of Operations by Location As of and For the Three Months Ended September 30, 2026 Top 10 Core-Based Statistical Areas Number of Properties NOI % of Total 1 Washington, DC 6 $ 3,389 7.1% 2 Miami, FL 10 3,010 6.3% 3 Tampa, FL 2 2,526 5.3% 4 Raleigh, NC 5 2,185 4.6% 5 New York, NY 3 2,120 4.4% 6 Atlanta, GA 9 2,073 4.3% 7 Sacramento, CA 3 2,034 4.2% 8 San Diego, CA 3 1,971 4.1% 9 Baltimore, MD 5 1,772 3.7% 10 Charlotte, NC 9 1,603 3.3% Other markets 129 25,327 52.7% Total 184 $ 48,010 100.0% As of and For the Three Months Ended NOI Occupancy Average Monthly Rate Number of % Basis Points % Markets Properties 9/30/2026 9/30/2025 Change 9/30/2026 9/30/2025 Change 9/30/2026 9/30/2025 Change Primary 80 $ 28,091 $ 18,813 49.3% 84.0% 81.6% 240 $ 5,697 $ 5,450 4.5 % Secondary 81 15,665 10,093 55.2% 84.5% 82.8% 170 $ 5,453 $ 5,174 5.4 % Other 23 4,254 3,025 40.6% 86.2% 85.9% 30 $ 6,678 $ 6,160 8.4 % Total / Average 184 $ 48,010 $ 31,931 50.4% 84.4% 82.4% 200 $ 5,696 $ 5,414 5.2% (dollars in thousands, except average monthly rate) The Remington Club San Diego, CA

Medical Office and Life Science Portfolio - Leasing Summary [1]

DIVERSIFIED HEALTHCARE TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and For the Three Months Ended					As of and For the Nine Months Ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026
Properties	67	67	67	67	88	67
Total square feet	5,558	5,558	5,558	5,558	6,931	5,558
Occupancy	88.4 %	92.2 %	91.8 %	91.2 %	86.6 %	88.4 %
Leasing Activity (sq. ft.):						
New leases	65	33	113	24	10	211
Renewals	65	444	56	57	76	565
Total	130	477	169	81	86	776
% Change in GAAP Rent: [2]						
New leases	33.5 %	46.3 %	15.7 %	10.0 %	29.8 %	24.2 %
Renewals	17.7 %	4.4 %	5.1 %	7.1 %	6.9 %	5.6 %
Total	25.2 %	6.7 %	12.0 %	7.9 %	9.1 %	10.2 %
Weighted Average Lease Term (years):						
New leases	13.9	9.6	10.1	7.4	7.5	11.0
Renewals	5.5	6.9	8.2	8.4	6.6	6.9
Total	9.7	7.1	9.5	8.2	6.7	8.0
Leasing Costs and Concession Commitments:						
New leases	$ 3,144	$ 337	$ 3,815	$ 1,603	$ 601	$ 7,296
Renewals	668	9,136	1,228	1,878	1,793	11,032
Total	$ 3,812	$ 9,473	$ 5,043	$ 3,481	$ 2,394	$ 18,328
Leasing Costs and Concession Commitments per Sq. Ft.:						
New leases	$ 48.60	$ 10.35	$ 33.80	$ 64.67	$ 62.74	$ 34.72
Renewals	$ 10.33	$ 20.57	$ 21.78	$ 33.38	$ 23.46	$ 19.52
Total	$ 29.47	$ 19.87	$ 29.79	$ 42.95	$ 27.84	$ 23.64
Leasing Costs and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 3.49	$ 1.08	$ 3.35	$ 8.74	$ 8.42	$ 3.16
Renewals	$ 1.89	$ 2.98	$ 2.66	$ 3.96	$ 3.54	$ 2.83
Total	$ 3.02	$ 2.80	$ 3.14	$ 5.26	$ 4.14	$ 2.94

(1) The leasing summary on this page is based on leases entered into during the periods indicated.

(2) Represents percent difference in prior rents charged for same space or, in the case of vacant space acquired, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to DHC, exclude lease value amortization and are net of lease concessions.

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Q3 2026 28

RETURN TO TABLE OF CONTENTS Q3 2026 29 Medical Office and Life Science Portfolio - Lease Expiration Schedule (dollars in thousands) As of September 30, 2026 Annualized Rental Income Expiring Year Medical Office Life Science Total % of Total Cumulative % of Total 2026 (1) $ 1,109 $ 2,193 $ 3,302 2.1% 2.1% 2027 9,039 — 9,039 5.8% 7.9% 2028 19,998 11,776 31,774 20.3% 28.2% 2029 11,871 4,183 16,054 10.3% 38.5% 2030 6,430 5,287 11,717 7.5% 46.0% Thereafter 62,062 22,435 84,497 54.0% 100.0% Total $ 110,509 $ 45,874 $ 156,383 100.0% Weighted average remaining lease term (years) 5.1 5.2 5.1 Square Feet with Leases Expiring Year Medical Office Life Science Total % of Total Cumulative % of Total 2026 (1) 30,510 75,920 106,430 2.2% 2.2% 2027 293,527 — 293,527 6.0% 8.2% 2028 947,505 105,462 1,052,967 21.4% 29.6% 2029 305,892 182,232 488,124 9.9% 39.5% 2030 212,041 295,376 507,417 10.3% 49.8% Thereafter 2,001,118 465,201 2,466,319 50.2% 100.0% Total 3,790,593 1,124,191 4,914,784 100.0% Weighted average remaining lease term (years) 4.8 5.3 4.9 (1) Includes one tenant at a life science property that is expected to vacate such property, with annualized rental income of $2,193 and leased square feet of 75,920.

All Other - Lease Expiration Schedule

As of September 30, 2026
(dollars in thousands)

Year	Number of Properties	Number of Units or Square Feet	Annualized Rental Income Expiring	% of Total Annualized Rental Income Expiring	Cumulative % of Total Annualized Rental Income Expiring
2026	–	–	$ –	–%	–%
2027	–	–	–	–%	–%
2028	–	–	–	–%	–%
2029	1	155 units	547	1.8%	1.8%
2030	5	277 units and 129,600 square feet	5,062	16.7%	18.5%
Thereafter [1][2]	13	896 units and 682,646 square feet	24,732	81.5%	100.0%
Total	19		$ 30,341	100.0%	
Weighted average remaining lease term (years)			10.7		


Life Time, Inc.
Tampa, FL

(1) In April 2026, Stellar Senior Living LLC exercised its renewal option to extend its lease through 2037. The tenant's annual rent will be adjusted to a fair market rate effective August 2027 pursuant to the terms of the lease. This rent amount has not yet been finalized and therefore the current annualized rental income is reflected.

(2) On October 1, 2026, DHC transitioned seven SNFs with 807 units from management agreements with Stellar Senior Living LLC and entered into a 15-year triple net lease with operating subsidiaries of The Ensign Group, Inc. The initial annual rent is $8,000 and the lease provides annual rent increases based on the Consumer Price Index. Annualized rental income under this lease is not yet included in the table above as the lease start date was October 1, 2026.

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Q3 2026 30

Tenants Representing 1% Or More of Total Annualized Rental Income

DIVERSIFIED HEALTHCARE TRUST

As of September 30, 2026
(dollars in thousands)

	Tenant	Property Type	Annualized Rental Income	% of Annualized Rental Income	Expiration
1	Advocate Aurora Health Inc.	Medical Office	$ 16,939	9.1%	2031
2	Life Time, Inc.	Wellness Centers	12,285	6.6%	2040 - 2044
3	Alamar Biosciences, Inc.	Life Science	6,902	3.7%	2034
4	Sonova Holding AG	Life Science	5,626	3.0%	2036
5	KSQ Therapeutics, Inc.	Life Science	5,617	3.0%	2032
6	Stratford Retirement, LLC	Senior Living	5,232	2.8%	2033
7	Stellar Senior Living LLC (1)	Senior Living	4,841	2.6%	2037
8	The Children's Hospital Corporation	Medical Office	4,372	2.3%	2028
9	Tokio Marine Holdings, Inc.	Medical Office	3,941	2.1%	2026 - 2033
10	McKesson Corporation	Medical Office	3,918	2.1%	2028 - 2030
11	AbbVie Inc.	Life Science	3,713	2.0%	2030
12	Revvity, Inc.	Life Science	3,681	2.0%	2028
13	Hawai'i Pacific Health	Medical Office	3,617	1.9%	2029 - 2036
14	New York University	Medical Office	3,539	1.9%	2027 - 2032
15	HCA Healthcare, Inc.	Medical Office	3,441	1.8%	2028 - 2033
16	Medtronic, Inc.	Medical Office	3,261	1.7%	2028
17	Sentara Health	Medical Office	3,009	1.6%	2027 - 2032
18	Orthofix Medical Inc.	Life Science	2,817	1.5%	2037
19	University of Kansas Hospital Authority	Medical Office	2,536	1.4%	2027 - 2028
20	Cytek BioSciences, Inc.	Life Science	2,339	1.3%	2029
21	THINK Surgical, Inc. (2)	Life Science	2,193	1.2%	2026
22	Covenant Care California, LLC	Senior Living	2,082	1.1%	2030
23	Covenant Health System	Medical Office	1,978	1.1%	2034
24	Raven Defense Corporation	Medical Office	1,950	1.0%	2036
	All Other Tenants (3)		76,895	41.2%	
	Total Tenants		$ 186,724	100.0%	



2904 Orchard Parkway
San Jose, CA

(1) In April 2026, Stellar Senior Living LLC exercised its renewal option to extend its lease through 2037. The tenant's annual rent will be adjusted to a fair market rate effective August 2027 pursuant to the terms of the lease. This rent amount has not yet been finalized and therefore the current annualized rental income is reflected.

(2) Tenant is expected to vacate the property it leases and DHC is currently evaluating strategic options for the property.

(3) On October 1, 2026, DHC transitioned seven SNFs with 807 units from management agreements with Stellar Senior Living LLC and entered into a 15-year triple net lease with operating subsidiaries of The Ensign Group, Inc. Annualized rental income of $8,000 under this lease is not yet included in the table above as the lease start date was October 1, 2026.

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Q3 2026 31

RETURN TO TABLE OF CONTENTS Q3 2026 32 Appendix

Calculation and Reconciliation of Non-GAAP Financial Measures

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 47,748	$ 47,466	$ 49,246	$ 56,157	$ 55,316	$ 144,460	$ 169,041
Residents fees and services	319,922	317,921	317,225	323,414	333,390	955,068	989,241
Total revenues	367,670	365,387	366,471	379,571	388,706	1,099,528	1,158,282
Property operating expenses	(286,907)	(280,944)	(290,556)	(307,047)	(325,387)	(858,407)	(952,293)
NOI	**80,763**	**84,443**	**75,915**	**72,524**	**63,319**	**241,121**	**205,989**
Non-cash adjustments	(1,613)	(211)	(905)	(1,771)	(620)	(2,729)	(1,873)
Cash Basis NOI	**$ 79,150**	**$ 84,232**	**$ 75,010**	**$ 70,753**	**$ 62,699**	**$ 238,392**	**$ 204,116**
Reconciliation of Net Loss to NOI and Cash Basis NOI:							
Net loss	$ (50,229)	$ (37,419)	$ (43,275)	$ (21,221)	$ (164,040)	$ (130,923)	$ (264,665)
Equity in net earnings of investees	(2,706)	(1,850)	(96)	(27,108)	(5,083)	(4,652)	(9,652)
Income tax expense	724	1,297	622	514	337	2,643	1,229
Loss on modification or early extinguishment of debt	–	–	–	2,138	11,191	–	40,388
Interest expense	37,164	37,083	37,045	46,855	48,886	111,292	157,643
Interest income and other expenses	(431)	(258)	(233)	(1,532)	774	(922)	(4,307)
Gain on insurance recoveries	–	–	–	–	–	–	(7,522)
Loss (gain) on sale of real estate	893	629	1,207	(13,759)	(1,260)	2,729	(103,971)
Impairment of assets	14,543	–	–	2,994	93,243	14,543	162,708
Acquisition and certain other transaction related costs	3,300	3,086	3,693	9,099	1,158	10,079	1,257
General and administrative	14,643	19,333	14,038	12,536	12,789	48,014	32,966
Depreciation and amortization	62,862	62,542	62,914	62,008	65,324	188,318	199,915
NOI	**80,763**	**84,443**	**75,915**	**72,524**	**63,319**	**241,121**	**205,989**
Non-cash adjustments	(1,613)	(211)	(905)	(1,771)	(620)	(2,729)	(1,873)
Cash Basis NOI	**$ 79,150**	**$ 84,232**	**$ 75,010**	**$ 70,753**	**$ 62,699**	**$ 238,392**	**$ 204,116**

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Q3 2026 33

Calculation and Reconciliation of Non-GAAP Financial Measures - NOI

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended				
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
SHOP					
Revenues	$ 319,922	$ 317,921	$ 317,225	$ 323,414	$ 333,390
Property operating expenses	(270,261)	(264,426)	(273,599)	(287,221)	(303,770)
NOI	**49,661**	**53,495**	**43,626**	**36,193**	**29,620**
NOI of properties not included in same property results	(1,651)	(1,520)	695	2,098	2,311
Same property NOI	**$ 48,010**	**$ 51,975**	**$ 44,321**	**$ 38,291**	**$ 31,931**
Medical Office and Life Science Portfolio					
Revenues	$ 40,397	$ 40,116	$ 41,895	$ 47,789	$ 48,201
Property operating expenses	(16,526)	(16,407)	(16,831)	(19,677)	(21,526)
NOI	**23,871**	**23,709**	**25,064**	**28,112**	**26,675**
NOI of properties not included in same property results	488	(229)	(273)	(4,475)	(3,152)
Same property NOI	**$ 24,359**	**$ 23,480**	**$ 24,791**	**$ 23,637**	**$ 23,523**
All Other					
Revenues	$ 7,351	$ 7,350	$ 7,351	$ 8,368	$ 7,115
Property operating expenses	(120)	(111)	(126)	(149)	(91)
NOI	**7,231**	**7,239**	**7,225**	**8,219**	**7,024**
NOI of properties not included in same property results	(185)	(185)	(186)	(62)	–
Same property NOI	**$ 7,046**	**$ 7,054**	**$ 7,039**	**$ 8,157**	**$ 7,024**
Total					
Revenues	$ 367,670	$ 365,387	$ 366,471	$ 379,571	$ 388,706
Property operating expenses	(286,907)	(280,944)	(290,556)	(307,047)	(325,387)
NOI	**80,763**	**84,443**	**75,915**	**72,524**	**63,319**
NOI of properties not included in same property results	(1,348)	(1,934)	236	(2,439)	(841)
Same property NOI	**$ 79,415**	**$ 82,509**	**$ 76,151**	**$ 70,085**	**$ 62,478**

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Q3 2026 34

Calculation and Reconciliation of Non-GAAP Financial Measures - Cash Basis NOI

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended				
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
SHOP					
NOI	$ 49,661	$ 53,495	$ 43,626	$ 36,193	$ 29,620
Non-cash adjustments	–	–	–	–	–
Cash Basis NOI	**49,661**	**53,495**	**43,626**	**36,193**	**29,620**
Cash Basis NOI of properties not included in same property results	(1,651)	(1,520)	695	2,098	2,311
Same property Cash Basis NOI	**$ 48,010**	**$ 51,975**	**$ 44,321**	**$ 38,291**	**$ 31,931**
Medical Office and Life Science Portfolio					
NOI	$ 23,871	$ 23,709	$ 25,064	$ 28,112	$ 26,675
Non-cash adjustments	(1,516)	(44)	(711)	(1,587)	(424)
Cash Basis NOI	**22,355**	**23,665**	**24,353**	**26,525**	**26,251**
Cash Basis NOI of properties not included in same property results	513	(266)	(310)	(3,019)	(3,014)
Same property Cash Basis NOI	**$ 22,868**	**$ 23,399**	**$ 24,043**	**$ 23,506**	**$ 23,237**
All Other					
NOI	$ 7,231	$ 7,239	$ 7,225	$ 8,219	$ 7,024
Non-cash adjustments	(97)	(167)	(194)	(184)	(196)
Cash Basis NOI	**7,134**	**7,072**	**7,031**	**8,035**	**6,828**
Cash Basis NOI of properties not included in same property results	(134)	(139)	(139)	(44)	–
Same property Cash Basis NOI	**$ 7,000**	**$ 6,933**	**$ 6,892**	**$ 7,991**	**$ 6,828**
Total					
NOI	$ 80,763	$ 84,443	$ 75,915	$ 72,524	$ 63,319
Non-cash adjustments	(1,613)	(211)	(905)	(1,771)	(620)
Cash Basis NOI	**79,150**	**84,232**	**75,010**	**70,753**	**62,699**
Cash Basis NOI of properties not included in same property results	(1,272)	(1,925)	246	(965)	(703)
Same property Cash Basis NOI	**$ 77,878**	**$ 82,307**	**$ 75,256**	**$ 69,788**	**$ 61,996**

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Q3 2026 35

Calculation and Reconciliation of Non-GAAP Financial Measures

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Net loss	$ (50,229)	$ (37,419)	$ (43,275)	$ (21,221)	$ (164,040)	$ (130,923)	$ (264,665)
Interest expense	37,164	37,083	37,045	46,855	48,886	111,292	157,643
Income tax expense	724	1,297	622	514	337	2,643	1,229
Depreciation and amortization	62,862	62,542	62,914	62,008	65,324	188,318	199,915
EBITDA	**50,521**	**63,503**	**57,306**	**88,156**	**(49,493)**	**171,330**	**94,122**
Loss (gain) on sale of real estate	893	629	1,207	(13,759)	(1,260)	2,729	(103,971)
Impairment of assets	14,543	–	–	2,994	93,243	14,543	162,708
Equity in net earnings of investees	(2,706)	(1,850)	(96)	(27,108)	(5,083)	(4,652)	(9,652)
Share of EBITDAre from unconsolidated joint ventures	4,642	4,457	4,549	4,612	4,511	13,648	13,468
Adjustments to reflect DHC's share of EBITDAre attributable to a former equity method investment	–	–	–	–	4,831	–	7,922
EBITDAre	**67,893**	**66,739**	**62,966**	**54,895**	**46,749**	**197,598**	**164,597**
General and administrative expense paid in common shares	2,227	2,264	717	593	1,164	5,208	2,818
Acquisition and certain other transaction related costs	3,300	3,086	3,693	9,099	1,158	10,079	1,257
Gain on insurance recoveries	–	–	–	–	–	–	(7,522)
Loss on modification or early extinguishment of debt	–	–	–	2,138	11,191	–	40,388
Adjustments to reflect DHC's share of Adjusted EBITDAre attributable to a former equity method investment	–	–	–	–	(3,072)	–	(2,181)
Adjusted EBITDAre [(1)]	**$ 73,420**	**$ 72,089**	**$ 67,376**	**$ 66,725**	**$ 57,190**	**$ 212,885**	**$ 199,357**

(1) Beginning with the third quarter of 2026, DHC revised its calculation of Adjusted EBITDAre to include estimated incentive management fees recognized under GAAP, if any. Prior periods presented have been recast to conform to the current presentation. Adjusted EBITDAre includes incentive management fees of $5,374 for the three months ended September 30, 2026, $9,993 for the three months ended June 30, 2026, $6,628 for the three months ended March 31, 2026, $5,674 for the three months ended December 31, 2025, $5,676 for the three months ended September 30, 2025, $21,995 for the nine months ended September 30, 2026 and $12,231 for the nine months ended September 30, 2025.

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Q3 2026 36

Calculation and Reconciliation of Non-GAAP Financial Measures

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Net loss	$ (50,229)	$ (37,419)	$ (43,275)	$ (21,221)	$ (164,040)	$ (130,923)	$ (264,665)
Depreciation and amortization	62,862	62,542	62,914	62,008	65,324	188,318	199,915
Loss (gain) on sale of real estate	893	629	1,207	(13,759)	(1,260)	2,729	(103,971)
Impairment of assets	14,543	–	–	2,994	93,243	14,543	162,708
Equity in net earnings of investees	(2,706)	(1,850)	(96)	(27,108)	(5,083)	(4,652)	(9,652)
Share of FFO from unconsolidated joint ventures	2,066	1,915	2,027	1,998	2,199	6,008	7,651
Adjustments to reflect DHC's share of FFO attributable to a former equity method investment	–	–	–	–	3,731	–	5,699
FFO	**27,429**	**25,817**	**22,777**	**4,912**	**(5,886)**	**76,023**	**(2,315)**
Acquisition and certain other transaction related costs	3,300	3,086	3,693	9,099	1,158	10,079	1,257
Gain on insurance recoveries	–	–	–	–	–	–	(7,522)
Loss on modification or early extinguishment of debt	–	–	–	2,138	11,191	–	40,388
Adjustments to reflect DHC's share of Normalized FFO attributable to a former equity method investment	–	–	–	–	(2,418)	–	(1,441)
Normalized FFO [1]	**$ 30,729**	**$ 28,903**	**$ 26,470**	**$ 16,149**	**$ 4,045**	**$ 86,102**	**$ 30,367**

(1) Beginning with the third quarter of 2026, DHC revised its calculation of Normalized FFO to include estimated incentive management fees recognized under GAAP, if any. Prior periods presented have been recast to conform to the current presentation. Normalized FFO includes incentive management fees of $5,374 for the three months ended September 30, 2026, $9,993 for the three months ended June 30, 2026, $6,628 for the three months ended March 31, 2026, $5,674 for the three months ended December 31, 2025, $5,676 for the three months ended September 30, 2025, $21,995 for the nine months ended September 30, 2026 and $12,231 for the nine months ended September 30, 2025.

RETURN TO TABLE OF CONTENTS Q3 2026 37

Calculation and Reconciliation of Non-GAAP Financial Measures

DIVERSIFIED HEALTHCARE TRUST

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Normalized FFO	$ 30,729	$ 28,903	$ 26,470	$ 16,149	$ 4,045	$ 86,102	$ 30,367
General and administrative expense paid in common shares	2,227	2,264	717	593	1,164	5,208	2,818
Non-cash interest expense	2,306	2,309	2,329	11,848	20,121	6,944	66,094
Non-cash amortization included in expenses	(943)	(943)	(943)	(942)	(943)	(2,829)	(2,828)
Non-cash straight line rent adjustments included in rental income	105	204	(57)	(203)	(450)	252	(759)
Lease value amortization included in rental income	5	29	29	30	29	63	83
Recurring capital expenditures	(26,146)	(22,928)	(18,728)	(35,071)	(40,562)	(67,802)	(96,377)
Share of FFO from unconsolidated joint ventures	(2,066)	(1,915)	(2,027)	(1,998)	(2,199)	(6,008)	(7,651)
Adjustments to reflect DHC's share of FFO and Normalized FFO attributable to a former equity method investment	–	–	–	–	(1,313)	–	(4,258)
Unconsolidated joint venture distributions [(1)]	600	600	600	750	28,250	1,800	28,250
Former equity method investment distribution	–	–	27,200	–	3,400	27,200	20,400
CAD [(2)]	**$ 6,817**	**$ 8,523**	**$ 35,590**	**$ (8,844)**	**$ 11,542**	**$ 50,930**	**$ 36,139**
Weighted average common shares outstanding (basic and diluted)	240,980	240,749	240,689	240,662	240,385	240,809	240,160
Per common share data (basic and diluted):							
Net loss	$ (0.21)	$ (0.16)	$ (0.18)	$ (0.09)	$ (0.68)	$ (0.54)	$ (1.10)
FFO	$ 0.11	$ 0.11	$ 0.09	$ 0.02	$ (0.02)	$ 0.32	$ (0.01)
Normalized FFO [(3)]	$ 0.13	$ 0.12	$ 0.11	$ 0.07	$ 0.02	$ 0.36	$ 0.13
CAD [(3)]	$ 0.03	$ 0.04	$ 0.15	$ (0.04)	$ 0.05	$ 0.21	$ 0.15

(1) In August 2025, DHC received a cash distribution of $28,000 from the Seaport Innovation LLC joint venture in connection with the refinancing of such joint venture's prior mortgage loan.

(2) Beginning with the third quarter of 2026, DHC revised its calculation of CAD to include estimated incentive management fees recognized under GAAP, if any. Prior periods presented have been recast to conform to the current presentation and as a result CAD for the three months ended March 31, 2026 does not include a deduction for the January 2026 incentive fee payment to RMR. CAD includes incentive management fees of $5,374 for the three months ended September 30, 2026, $9,993 for the three months ended June 30, 2026, $6,628 for the three months ended March 31, 2026, $5,674 for the three months ended December 31, 2025, $5,676 for the three months ended September 30, 2025, $21,995 for the nine months ended September 30, 2026 and $12,231 for the nine months ended September 30, 2025.

(3) The impact of estimated incentive management fees recognized on Normalized FFO and CAD per share was $0.02 for the three months ended September 30, 2026, $0.04 for the three months ended June 30, 2026, $0.03 for the three months ended March 31, 2026, $0.02 for the three months ended December 31, 2025, $0.02 for the three months ended September 30, 2025, $0.09 for the nine months ended September 30, 2026 and $0.05 for the nine months ended September 30, 2025.

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Q3 2026 38

Company Profile, Research Coverage and Governance Information

DIVERSIFIED HEALTHCARE TRUST

Officers

Christopher J. Bilotto
President and Chief Executive Officer

Matthew C. Brown
Chief Financial Officer and Treasurer

Management:

DHC is managed by The RMR Group (Nasdaq: RMR). RMR is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. As of September 30, 2026, RMR had approximately $37 billion in assets under management and 40 years of institutional experience in buying, selling, financing and operating CRE. DHC believes that being managed by RMR is a competitive advantage for DHC because of RMR's depth of management and experience in the real estate industry. DHC also believes RMR provides management services to it at a lower cost than it would have to pay for similar quality services if it were self managed.

DHC is followed by the equity research analysts and its publicly held debt is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding DHC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of DHC or its management. DHC does not by its reference on this page imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Board of Trustees

Christopher J. Bilotto
Managing Trustee

Alan L. Felder
Lead Independent Trustee

Lisa Harris Jones
Independent Trustee

Phyllis M. Hollis
Independent Trustee

Dawn K. Neher
Independent Trustee

Adam D. Portnoy
Chair of the Board and Managing Trustee

Jeffrey P. Somers
Independent Trustee

Equity Research Coverage

B. Riley Securities, Inc.
John Massocca
jmassocca@brileysecurities.com
(646) 885-5424

Citizens
Aaron Hecht
aaron.hecht@citizensbank.com
(415) 835-3963

Freedom Finance Global PLC
Zhiger Kurmet
zhiger.kurmet@fbroker.kz
(708) 297-6150

Maxim Group
Michael Diana
mdiana@maximgrp.com
(212) 895-3641

RBC Capital Markets
Michael Carroll
michael.carroll@rbccm.com
(440) 715-2649

Rating Agencies and Issuer Ratings

Moody's Investors Service
Samantha Stevens
samantha.stevens@moodys.com
(212) 553-0264

S&P Global
Diandra Prutton
diandra.prutton@spglobal.com
(917) 231-4054

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Q3 2026 39

Non-GAAP Financial Measures and Certain Definitions

DIVERSIFIED HEALTHCARE TRUST

Non-GAAP Financial Measures:

DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including net operating income, or NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, Adjusted EBITDA*re*, funds from operations, or FFO, normalized funds from operations, or Normalized FFO, and cash available for distribution, or CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) as presented in DHC's condensed consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.

NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI:

The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI as shown on pages 33 - 35. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*:

DHC calculates EBITDA, EBITDA*re* and Adjusted EBITDA*re* as shown on page 36. EBITDA*re* is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding any gain or loss on sale of real estate, equity in net earnings or losses of investees, loss on impairment of real estate assets, if any, and including adjustments to reflect DHC's proportionate share of Adjusted EBITDA*re* from unconsolidated joint venture properties and prior to the wind-down of AlerisLife's business, DHC's proportionate share of EBITDA*re* of DHC's former equity method investment, as well as certain other adjustments currently not applicable to DHC. In calculating Adjusted EBITDA*re*, DHC adjusts for the items shown on page 36. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than DHC does.

FFO and Normalized FFO:

DHC calculates FFO and Normalized FFO as shown on page 37. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of real estate, equity in net earnings or losses of investees, loss on impairment of real estate assets, gains or losses on equity securities, net, if any, and including adjustments to reflect DHC's proportionate share of FFO from DHC's unconsolidated joint venture properties and prior to the wind-down of AlerisLife's business, DHC's proportionate share of FFO of DHC's former equity method investment, plus real estate depreciation and amortization of consolidated properties, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO, DHC adjusts for the items shown on page 37, including adjustments for such items related to DHC's unconsolidated joint ventures, if any. FFO and Normalized FFO are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance and DHC's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than DHC does.

Cash Available for Distribution:

DHC calculates CAD as shown on page 38. DHC defines CAD as Normalized FFO minus DHC's proportionate share of Normalized FFO from unconsolidated joint venture properties and its former equity method investment, plus cash flow distributions received from DHC's unconsolidated joint ventures and former equity method investment, if any, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items and certain amounts excluded from Normalized FFO but settled in cash, as well as certain other adjustments currently not applicable to DHC. CAD is among the factors considered by DHC's Board of Trustees when determining the amount of distributions to DHC's shareholders. Other real estate companies and REITs may calculate CAD differently than DHC does.

RETURN TO TABLE OF CONTENTS Q3 2026 40

RETURN TO TABLE OF CONTENTS Q3 2026 41 Adjusted total assets - Adjusted total assets is the original cost of real estate assets calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. AlerisLife - AlerisLife means AlerisLife Inc. All Other - All Other operations consists of triple net leased wellness centers and senior living communities that are leased to third party operators from which DHC receives rents, and any other revenue or expenses that are not attributable to a specific reportable segment. Annualized Adjusted EBITDAre - Annualized Adjusted EBITDAre is Adjusted EBITDAre for the applicable quarter, excluding items that are determined on an annual basis and recognized during that quarter, such as incentive management fees and percentage rent, multiplied by four, and then adjusted to include the estimated amount of those annual items for the calendar year. The estimated amount of an annual item for the calendar year is its year to date amount, through the last day of the applicable quarter, annualized. These items, if any, are calculated annually and recognized based on estimates that may increase, decrease or reverse during the year. For that reason, DHC believes this calculation better reflects a full year of these items rather than multiplying a single quarter’s amount by four. Annualized Adjusted EBITDAre is used to calculate net debt / annualized Adjusted EBITDAre. Annualized dividend yield - Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of DHC's common shares at the end of the relevant period. Annualized rental income - Annualized rental income is based on rents pursuant to existing leases as of September 30, 2026. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases, and excludes lease value amortization. Amounts of annualized rental income for DHC's medical office and life science properties also exclude leases that expired on September 30, 2026 and 100% of rents pursuant to existing leases as of September 30, 2026 from the medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Average monthly rate - Average monthly rate reflects the average monthly residents fees and services per occupied unit for the period presented. The average monthly rate is calculated based on the actual number of days during the period. Building improvements - Building improvements generally include expenditures to replace obsolete building components that extend the useful life of existing assets or other improvements to increase the marketability of the property. Cash basis NOI margin % - Cash basis NOI margin % is defined as cash basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. Consolidated income available for debt service - Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, loss on asset impairment, gains or losses on equity securities, gains or losses on sales of properties and modification or early extinguishment of debt, determined together with debt service for the applicable period. Core-Based Statistical Areas - Core-Based Statistical Areas, or CBSAs, are geographic regions that identify areas as either metropolitan or micropolitan or neither. The Office of Management and Budget defined CBSAs in 2000. CBSAs are reclassified in every census using a combination of data and census information. Development, redevelopment and other activities - Development, redevelopment and other activities generally include capital expenditures that reposition a property or result in change of use or new sources of revenue. From time to time, DHC invests in revenue producing capital improvements at certain of its triple net leased senior living communities. As a result, annual rents payable to DHC increase pursuant to the terms of the applicable leases. These capital improvements are not included in DHC's development, redevelopment and other activities. Estimated completion date - Estimated completion date can depend on various factors, including when lease agreements are signed with tenants in DHC's Medical Office and Life Science Portfolio. Therefore, the actual completion date may vary. Estimated project costs - Estimated project costs include estimated construction costs and leasing capital up to stabilization. Non-GAAP Financial Measures and Certain Definitions (Continued)

RETURN TO TABLE OF CONTENTS Q3 2026 42 ExPOR - ExPOR, or expenses per occupied room, is calculated by dividing total operating expenses by the number of occupied units for the period presented. GAAP - GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets - Gross book value of real estate assets is real estate assets at cost plus certain acquisition costs, before depreciation and purchase price allocations, less impairment write downs, if any. Gross sales price - Gross sales price excludes closing costs. Incentive management fees - Incentive management fees are estimated and accrued during the applicable measurement period. Actual incentive management fees will be calculated based on common share total return, as defined in DHC's business management agreement, for the three year period ending December 31 of the applicable calendar year, are included in general and administrative expense in DHC's condensed consolidated statements of income (loss) and will be payable to RMR in January of the following calendar year. Incurrence covenants - Incurrence covenants are financial covenants which DHC is required to comply with in order to incur debt under its secured revolving credit facility and senior secured and unsecured notes indentures and their supplements. Interest rate - Interest rate is the rate stated in, or determined pursuant to, the contract terms and includes the effect of mark to market accounting for certain assumed mortgages and premiums and discounts on certain mortgages and secured and unsecured notes; excludes effects of debt issuance costs and the unused fee on DHC's secured revolving credit facility. Interest rate reflects the impact of interest rate caps, as applicable. Lease related costs - Lease related costs generally include capital expenditures to improve tenants’ space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments - Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Maintenance covenant - DHC's maintenance covenant is a financial covenant which it is required to comply with on a quarterly basis pursuant to the indentures governing DHC's senior secured and unsecured notes. Medical Office and Life Science Portfolio - Medical Office and Life Science Portfolio consists of medical office properties leased to medical providers and other medical related businesses, as well as life science properties leased to biotech laboratories and other similar tenants. DHC's medical office and life science property leases include some triple net leases where, in addition to paying fixed rents, the tenants assume the obligation to operate and maintain the properties at their expense, and some net and modified gross leases where DHC is responsible for the operation and maintenance of the properties and DHC charges tenants for some or all of the property operating costs. A small percentage of DHC's medical office and life science property leases are full-service leases where DHC receives fixed rent from its tenants and no reimbursement for its property operating costs. Net debt - Net debt is the total outstanding principal of DHC's debt less cash and cash equivalents. NOI margin % - NOI margin % is defined as NOI as a percentage of rental income or residents fees and services, as appropriate. Non-cash adjustments - Non-cash adjustments include straight line adjustments, lease value amortization, lease termination fees and other non-cash amortization included in property operating expenses, if any. Non-GAAP Financial Measures and Certain Definitions (Continued)

RETURN TO TABLE OF CONTENTS Q3 2026 43 Non-cash interest expense - Non-cash interest expense includes the amortization of debt discounts, premiums, issuance costs and interest rate caps. Occupancy - Occupancy for DHC's SHOP segment is presented for the duration of the period shown; occupancy for DHC's Medical Office and Life Science Portfolio is presented as of the end of the period shown. Medical office and life science occupancy data includes (i) out of service assets undergoing redevelopment, (ii) space which is leased but is not occupied or is being offered for sublease by tenants and (iii) space being fitted out for occupancy. Primary markets - Primary markets are made up of 31 of the largest CBSAs in the United States. Data for primary markets is often presented aggregated. Principal balance - Principal balances are the amounts stated in the contracts less the principal amount of any repayments made. In accordance with GAAP, DHC's carrying values and recorded interest expense may be different because of market conditions at the time DHC assumed certain of these debts. The principal balance of DHC's secured revolving credit facility includes amounts outstanding as of the date presented, if any. Rolling four quarter CAD - Rolling four quarter CAD represents CAD for the preceding twelve month period as of the respective quarter end date. Same property - As of and for the three months ended September 30, 2026, same property consists of properties owned, in service and reported in the same segment since July 1, 2025; excludes properties classified as held for sale, closed or out of service, if any, planned dispositions and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Properties are included in same property once stabilized for the full period in both comparison periods presented. Secondary markets - Secondary markets are made up of 68 large CBSAs in the United States that are not included in the primary markets. Data for secondary markets is often presented aggregated. SHOP - SHOP, or Senior Housing Operating Portfolio, consists of senior living communities managed by third party senior living managers that provide short term and long term residential living and, in some cases, care and other services for residents, where DHC pays fees to the managers to operate the communities. Properties in this segment include independent living communities, assisted living communities, active adult rental communities, memory care communities and SNFs. SNF - SNF is a skilled nursing facility. SOFR - SOFR is secured overnight financing rate. Square feet - Square feet measurements are subject to modest changes when space is periodically remeasured or reconfigured for new tenants. Square feet for prior periods exclude space remeasurements made subsequent to those periods. Excludes data from medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Term SOFR - Term SOFR is the one‑month term secured overnight financing rate. Total gross assets - Total gross assets is total assets plus accumulated depreciation. Total unencumbered assets - Total unencumbered assets is the original cost of real estate assets not encumbered by mortgage debt calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. Triple net leased senior living communities - Triple net leased senior living communities include independent and assisted living communities and SNFs. Weighted average lease term - Weighted average lease term is weighted based on annualized rental income pursuant to existing leases as of September 30, 2026. YoY - YoY refers to year over year comparison to the same period in the previous year. Non-GAAP Financial Measures and Certain Definitions (Continued)

RETURN TO TABLE OF CONTENTS Q3 2026 44 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: tenant demand and strength of DHC's portfolio; transition of SHOP communities, including the timing thereof; property dispositions; DHC's momentum, performance trends and earnings growth; creation of long-term value for DHC's shareholders; DHC's 2026 guidance and related assumptions, including with respect to SHOP NOI growth; DHC’s potential exercise of extension options for the maturity date of the applicable debt instruments; DHC's expectations with respect to, and its ability to continue to fund, capital expenditures; and DHC's redevelopment activities and plans. Forward-looking statements reflect DHC's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause DHC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause DHC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the impact of unfavorable market and commercial real estate industry conditions due to possible reduced demand for healthcare related space and senior living communities, uncertainties surrounding interest rates, wage and commodity price inflation, supply chain disruptions, volatility in the public debt and equity markets, changing tariffs and trade policies and related uncertainty, geopolitical instability and tensions, pandemics, any U.S. government shutdown, economic downturns or a possible recession, labor market conditions or changes in real estate utilization, among other things, on DHC and its managers and other operators and tenants; DHC's senior living operators' abilities to successfully and profitably operate the communities they manage for DHC; DHC's ability to transition senior living communities on the expected timeline and/or with the anticipated transition costs; the continuing impact of changing market practices on DHC and its managers and other operators and tenants, such as reduced demand for leased medical office, life science and other space of DHC and residencies at senior living communities and increased operating costs; the financial strength of DHC's managers and other operators and tenants; whether the aging U.S. population and increasing life spans of seniors will increase the demand for senior living communities and other medical and healthcare related properties and healthcare services; whether DHC’s tenants will renew or extend their leases or whether DHC will obtain replacement tenants on terms as favorable to DHC as its prior leases; the likelihood that DHC's tenants and residents will pay rent or be negatively impacted by continuing unfavorable market and commercial real estate industry conditions; DHC’s managers’ abilities to increase or maintain rates charged to residents of DHC’s senior living communities and manage operating costs for those communities; DHC's ability to increase or maintain occupancy at its properties on terms desirable to DHC; DHC's ability to increase rents when its leases expire or renew; costs DHC incurs and concessions it grants to lease its properties; risks and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of inflation, interest rates, cost overruns, tariffs, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets; DHC's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants and residents; DHC's ability to effectively raise and balance its use of debt and equity capital; DHC's ability to purchase cost effective interest rate caps; DHC’s ability to comply with the financial covenants under its debt agreements; DHC's ability to make required payments on its debt; DHC's ability to maintain sufficient liquidity, including the availability of borrowings under its secured revolving credit facility, and otherwise manage leverage; DHC's credit ratings; DHC’s ability to sell properties at prices or returns it targets, and the timing of such sales; DHC's ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, or enter into additional real estate joint ventures or to attract co-venturers and benefit from DHC's existing joint ventures or any real estate joint ventures it may enter into; DHC's ability to acquire, develop, redevelop or reposition properties that realize its targeted returns; DHC’s ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; the ability of RMR to successfully manage DHC; competition in the real estate industry, particularly in those markets in which DHC’s properties are located; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; exposure to litigation and regulatory and government proceedings due to the nature of the senior living and other health and wellness related service businesses; actual and potential conflicts of interest with DHC's related parties, including DHC’s Managing Trustees, RMR, ABP Trust and others affiliated with them; limitations imposed by and DHC’s ability to satisfy complex rules to maintain DHC’s qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, war or other hostilities, outbreaks of pandemics or other public health safety events or conditions, global climate change or other manmade or natural disasters beyond DHC’s control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in DHC's periodic filings. The information contained in DHC's filings with the SEC, including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon DHC's forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements